UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Event: February 15, 2002

                           Kelly's Coffee Group, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)


             33-2128-D                                84-1062062
             ---------                                ----------
      (Commission File Number)           (IRS Employer Identification Number)




                          c/o Richard Surber, President
                          -----------------------------
            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                                 (801) 575-8073
                                 --------------
              (Registrant's telephone number, including area code)




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This Amended 8-K filing is made for the sole purpose of correcting an error in the prior filed 8-K of February 26, 2002. The financial statements and tax returns of Kelly's Coffee Group, Inc. will be consolidated with those of Axia Group, Inc. who holds approximately 82% of the issued and outstanding shares of Kelly's, the prior filing incorrectly stated that those items would not be consolidated.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 15, 2002, Kelly's Coffee Group, Inc. ("Company") entered into a Stock Purchase Agreement ("Agreement") with Axia Group, Inc. ("Axia") wherein the Company agreed to issue to Axia 255,100,000 restricted shares of the Company's common stock. This number of shares is approximately 82% of the issued and outstanding shares of the Company after the close of the transaction. The Company's financial statements and tax returns will be consolidated with those of Axia as a result of the Agreement.

The Company acquired essentially all of the assets and liabilities of Axia including a portfolio of securities, real estate holdings and publicly reporting shell-companies. The provisions of the Agreement note the estimated value of Axia's gross assets to be more than $10,000,000 with a net worth exceeding $5,000,000. Specific reference to the interests transferred as a result of this Agreement are detailed in the Disclosure Schedules of the Agreement. The transaction is also structured to preserve an estimated $5,000,000 in tax loss carry-forwards in either Axia or its subsidiary corporations. The Company intends to manage the Axia interests acquired as a result of this transaction in a manner similar to that followed by Axia. A copy of the Stock Purchase Agreement is attached hereto.

Richard Surber is a common officer and director of both the Company and Axia, and for a majority of the transferred subsidiaries Mr. Surber is the only officer and director. Neither party to the Agreement nor corporations subject to the Agreement are required to change or modify their currently existing board of directors or officers.

The parties by agreement have specified that the shares of the Company's common stock issued to Axia will be restricted from any sale or transfer into the public market for a period of two years from the closing date of the Agreement and that the share certificates shall bear a restrictive legend to that effect.

ITEM 7.           Financial Statements and Exhibits

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule. The exhibits as attached to the previously filed 8-K of February 26, 2002 are incorporated into this filing by reference.

EXHIBIT           PAGE
NO.               NO.      DESCRIPTION

1                 *        Stock Purchase Agreement dated February 15, 2002

2 Year-end December 31, 2000, audited financial statements for Kelly's Coffee Group, Inc., September 30, 2001 interim financial statements for Kelly's Coffee Group, Inc., Pro-forma financial statements, consolidating Kelly's Coffee Group, Inc with the acquired interest as required will be filed by amendment.

* incorporated by reference from the 8-K filed on February 26, 2002.

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Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Kelly's Coffee Group, Inc.

Signature                                              Date



By:   /s/ Richard Surber                         February 27, 2002
   -----------------------------
Name:    Richard Surber
Title:   President

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